Exhibit 10.1

WIRELESS TELECOM GROUP, INC.
2021 LONG-TERM INCENTIVE PLAN

WIRELESS TELECOM GROUP, INC.
2021 LONG-TERM INCENTIVE PLAN

TABLE OF CONTENTS

ARTICLE 1. PURPOSE OF THE PLAN			1
ARTICLE 2. DEFINITIONS			1
ARTICLE 3. ELIGIBILITY, SHARES AVAILABLE AND ADMINISTRATION			7
3.1		Eligibility	7
3.2		Stock Subject to the Plan	7
3.3		Share Usage	7
3.4		Administration of the Plan	8
3.5		Delegation	8
3.6		Limits on Incentive Stock Options	9
ARTICLE 4. TERMS OF AWARDS			9
4.1		Terms and Conditions of All Awards	9
	(a)	Number of Shares	9
	(b)	Award Agreement or Program	9
	(c)	Date of Grant	10
	(d)	Tandem Awards	10
	(e)	Non-Transferability	10
	(f)	Deferrals	10
	(g)	Modifications after Grant	11
	(h)	Offsets	11
	(i)	Dividends and Dividend Equivalent Rights	11
4.2		Terms and Conditions of Options	12
	(a)	Option Price	12
	(b)	Option Term	12
	(c)	Payment	12
	(d)	Conditions to the Exercise of an Option	13
	(e)	Termination of Incentive Stock Option	13
	(f)	Special Provisions for Certain Substitute Options	13
	(g)	Substituting Stock Appreciation Rights	13
	(h)	No Reload Grants	14
	(i)	No Repricing	14
4.3		Terms and Conditions of Stock Appreciation Rights	14
	(a)	Settlement	14
	(b)	Stock Appreciation Right Term	14
	(c)	Conditions to Exercise	15
	(d)	No Repricing or Buyouts	15
4.4		Terms and Conditions of Stock Awards	15
	(a)	Issuance	15
	(b)	Conditions	15
	(c)	Treatment of Dividends	15
4.5		Terms and Conditions of Restricted Stock Units	15
	(a)	Payment	16
	(b)	Conditions to Payment	16
4.6		Terms and Conditions of Performance Unit Awards	16
	(a)	Payment	16
	(b)	Conditions to Payment	16
4.7		Terms and Conditions of Dividend Equivalent Rights	16
	(a)	Payment	16

i

	(b)	Conditions to Payment	17
4.8		Cash Awards	17
ARTICLE 5. RESTRICTIONS ON STOCK			17
5.1		Escrow of Shares	17
5.2		Restrictions on Transfer	17
ARTICLE 6. GENERAL PROVISIONS			17
6.1		Withholding	17
6.2		Changes in Capitalization; Merger; Liquidation	18
	(a)	Equity Restructuring	18
	(b)	Other Changes in Capital Structure	18
	(c)	Substitution	19
	(d)	Plan is not a Limit on Company Powers	19
6.3		Compliance with Code	19
6.4		No Representations or Covenants	19
6.5		Right to Terminate Employment or Service	20
6.6		Non-Alienation of Benefits	20
6.7		Conditions and Restrictions upon Stock subject to Awards	20
6.8		Compliance with Laws	20
6.9		Restrictions on Delivery and Sale of Shares; Legends	21
6.10		Listing and Legal Compliance	21
6.11		Clawback	21
6.12		Awards to Non-U.S. Employees	21
6.13		Indemnification	22
6.14		Termination and Amendment of the Plan	22
6.15		Shareholder Approval	22
6.16		Choice of Law	22
6.17		Effective Date of Plan	23

ii

WIRELESS TELECOM GROUP, INC.
2021 LONG-TERM INCENTIVE PLAN

ARTICLE 1. PURPOSE OF THE PLAN

The Wireless Telecom Group, Inc. 2021 Long-Term Incentive Plan (the “Plan”) is intended to (a) provide incentive to officers, employees, directors, and other service providers of Wireless Telecom Group, Inc., a New Jersey corporation (the “Company”), and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage Stock ownership by officers, employees, directors, and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding, and retaining officers, employees, directors, and other service providers.

ARTICLE 2. DEFINITIONS

Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

2.1 “Affiliate” means:

(a) Any Subsidiary,

(b) An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company, or

(c) Any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate,” as determined in the sole discretion of the Company.

2.2 “Award or Awards” means, individually or collectively, as applicable, Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Stock Awards (including Performance Stock Awards), Restricted Stock Units (including Performance Share Unit Awards), Performance Unit Awards, Dividend Equivalent Rights and Cash Awards.

2.3 “Award Agreement” means a written agreement between the Company and a Participant or other documentation evidencing any Award granted under the Plan.

2.4 “Award Program” means a written program established by the Committee, pursuant to which Awards are granted under the Plan under uniform terms, conditions, and restrictions set forth in such written program.

2

2.5 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6 “Board of Directors” means the board of directors of the Company.

2.7 “Cash Awards” means rights to receive cash payments that do not have a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock as described in Section 4.8.

2.8 “Change in Control” shall have the meaning provided in the applicable Award Agreement or Award Program or, if no definition of the term is provided for in the Award Agreement or Award Program, the term “Change in Control” shall mean the occurrence of any of the following:

(a) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (1) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 2.8, the following acquisitions shall not constitute or result in a Change in Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; (C) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (D) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (E) any acquisition by any entity pursuant to a transaction which complies with clauses (1) and (2) of Subsection (c) below;

(b) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board of Directors on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

3

(c) Consummation of (1) a reorganization, merger, statutory share exchange or consolidation or similar transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if equity securities of the Company are issued or issuable in connection with the transaction (each of the events referred to in this clause (1) being hereinafter referred to as a “Business Reorganization”), or (2) a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries (each an “Asset Sale”), in each case, unless, following such Business Reorganization or Asset Sale, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Reorganization or Asset Sale beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Reorganization or Asset Sale (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to such Business Reorganization or Asset Sale, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be (excluding any outstanding equity or voting securities of the Continuing Entity that such Beneficial Owners hold immediately following the consummation of the Business Reorganization or Asset Sale as a result of their ownership, prior to such consummation, of equity or voting securities of any company or other entity involved in or forming part of such Business Reorganization or Asset Sale other than the Company), (B) no Person (excluding any employee benefit plan (or related trust) of the Company or any Continuing Entity or any entity controlled by the Continuing Entity or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the Continuing Entity or the combined voting power of the then outstanding voting securities of the Continuing Entity except to the extent that such ownership existed prior to the Business Reorganization or Asset Sale and (C) at least a majority of the members of the Board of Directors or other governing body of the Continuing Entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Reorganization or Asset Sale; or

(d) A complete liquidation or dissolution of the Company;

provided, however (i) if required to avoid an Award being subject to tax under Code Section 409A, a Change in Control shall not be deemed to have occurred unless the event qualifies as a change in the ownership or effective control of the Company or in the ownership of a substantial portion of its assets under Code Section 409A(a)(2)(A)(v) and (ii) such definition must be determined by the Committee to result in an actual change in control of the Company and shall not include provisions such as announcement or commencement of a tender or exchange offer, a potential takeover, shareholder approval (as opposed to consummation) of a merger or other transaction, acquisition of fifteen percent (15%) or less of the Outstanding Company Voting Securities, an unapproved change in less than a majority of the Board of Directors or other similar provisions in which the Committee determines an actual change in control does not occur.

4

2.9 “Code” means the Internal Revenue Code of 1986, as amended, and all applicable rules and regulations promulgated thereunder.

2.10 “Committee” means the committee appointed by the Board of Directors to administer the Plan. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of at least two members of the Board of Directors who are “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act, and if applicable, who satisfy the independence requirements of the national securities exchange or nationally recognized quotation or market system on which the Stock is then traded. Notwithstanding the foregoing, with respect to any Awards granted by the Chief Executive Officer pursuant to Section 3.5, the “Committee” as used in the Plan shall mean such officer, unless the context would clearly indicate otherwise.

2.11 “Deferral(s)” refers to the rights described in Section 4.1(f).

2.12 “Disability” has the meaning provided in the applicable Award Agreement or Award Program, or if defined by reference to the Plan, means a physical or mental illness, injury or impairment which causes a Participant to meet the requirements to receive long-term disability benefits under a plan sponsored by the Company or an Affiliate, or if no such plan is applicable, a Participant’s inability to engage in the essential functions of his duties due to a medically determinable physical or mental impairment, which can be expected to result in death or to be of long-continued and indefinite duration. Notwithstanding the foregoing, Disability means, as to an Incentive Stock Option, a “permanent and total disability” within the meaning of Code Section 22(e)(3). In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates. Notwithstanding the foregoing, if specified in an Award Agreement or Award Program or otherwise required to avoid an Award being subject to tax under Code Section 409A, a Disability shall not be deemed to have occurred unless the event also qualifies as a disability under Code Section 409A(a)(2)(C).

2.13 “Dividend Equivalent Rights” means certain rights to receive cash payments as described in Section 4.7.

2.14 “Effective Date” has the meaning set forth in Section 6.17.

2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.16 “Fair Market Value” with regard to a date means:

(a) If the shares of Stock are actively traded on any national securities system or any nationally recognized quotation or market system, the closing price of the Stock on such date or, if such date is not a trading day, on the trading day immediately preceding such date, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded;

5

(b) if the shares of Stock are not actively traded on any such exchange or system but are reported by such exchange or system, the price of Stock as reported by such exchange or system; or

(c) if the shares of Stock are not actively traded or reported on any such exchange or system, the fair market value of the Stock as determined by the Committee determined by the reasonable application of a reasonable valuation method as most recently determined (but in no event more than twelve (12) months earlier), but taking into account the facts and circumstances as of such date.

For purposes of Subsection (a), (b), or (c) above, the Committee may use the closing price as of the applicable date or the last trading or business day before that date, the average of the high and low prices as of the applicable date, the last trading or business day before that date or for a period certain ending on either such date, the price determined at the time, or immediately before or immediately after, the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of fair market value; provided, however, that for purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

2.17 “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

2.18 “Non-Qualified Stock Option” means a stock option that is not an Incentive Stock Option.

2.19 “Option” means a Non-Qualified Stock Option or an Incentive Stock Option.

2.20 “Over 10% Owner” means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

2.21 “Participant” means an individual who receives an Award hereunder.

2.22 “Performance Unit Award” refers to a performance unit award as described in Section 4.6.

2.23 “Performance Goals” means any one or more performance goals established by the Committee, including without limitation, goals, either individually, alternatively or in any combination, applied to the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in combination, and measured over a Performance Period established by the Committee, on an absolute basis or relative to a pre-established target, to prior period results or to a designated comparison group or index, in each case as specified by the Committee in the Award. The Committee may adjust any evaluation of performance under a Performance Goal in its discretion at any time.

6

2.24 “Performance Period” means, with respect to an Award, a period of time within which the Performance Goals relating to such Award are to be measured. The Performance Period will be established by the Committee.

2.25 “Performance Stock Awards” means Stock Awards containing Performance Goals.

2.26 “Performance Share Unit Awards” means Restricted Stock Unit awards containing Performance Goals.

2.27 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.28 “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board of Directors, in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

2.29 “Restricted Stock Unit” refers to the rights described in Section 4.5.

2.30 “Separation from Service” shall mean a termination of a Participant’s employment or other service relationship with the Company and affiliates, subject to the following:

(a) in the case of a Participant who is an employee of the Company or an affiliate, a termination of the Participant’s employment where either (A) the Participant has ceased to perform any services for the Company and all affiliated companies that, together with the Company, constitute the “service recipient” within the meaning of Code Section 409A (collectively, the “Service Recipient”) or (B) the level of bona fide services the Participant performs for the Service Recipient after a given date (whether as an employee or as an independent contractor) permanently decreases (excluding a decrease as a result of military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Service Recipient under an applicable statute or by contract) to no more than twenty percent (20%) of the average level of bona fide services performed for the Service Recipient (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of service if the Participant has been providing services to the Service Recipient for less than 36 months) that, in either case, constitutes a “separation from service” within the meaning of Code Section 409A and the regulations thereunder;

(b) in the case of a Participant who is an independent contractor engaged by the Service Recipient, a termination of the Participant’s service relationship with the Service Recipient upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for the Service Recipient if the expiration constitutes a good-faith and complete termination of the contractual relationship that constitutes a “separation from service” within the meaning of Code Section 409A and the regulations thereunder; or

7

(c) in any case, as may otherwise be permitted under Code Section 409A.

2.31 “Stock” means Company’s common stock, $01 par value per share.

2.32 “Stock Appreciation Right” means a stock appreciation right described in Section 4.3.

2.33 “Stock Award” means a stock award described in Section 4.4.

2.34 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A “Subsidiary” shall include any entity other than a corporation to the extent permissible under Code Section 424(f) or regulations or rulings thereunder.

2.35 “Termination of Employment” means the termination of the employee-employer relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

ARTICLE 3. ELIGIBILITY, SHARES AVAILABLE AND ADMINISTRATION

3.1 Eligibility. Awards may be granted only to officers, employees, directors, and other service providers of the Company, or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Subsidiary.

3.2 Stock Subject to the Plan. Subject to adjustment in accordance with Section 6.2, a number of shares of Stock equal to One Million Five Hundred Thousand (1,500,000) shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance upon exercise or payment pursuant to Awards, all or any of which may be pursuant to any one or more Award, including without limitation, Incentive Stock Options.

3.3 Share Usage. Stock issued pursuant to Options or Stock Appreciation Rights shall reduce the number of shares of Stock available under Section 3.2 by one (1) share with respect to each share issued pursuant to such Award. Any shares of Stock made subject to Options or Stock Appreciation Rights to be settled in Stock shall be counted against the Maximum Plan Shares as one (1) share of Stock for every single Option right or Stock Appreciation Right, as applicable, granted and shall reduce the remaining number of Maximum Plan Shares available for issuance under the Plan accordingly, regardless of the number of shares of Stock actually issued in settlement of such Option right or Stock Appreciation Right . Stock issued pursuant to Awards, other than Options or Stock Appreciation Rights, that is a full value share Award shall reduce the Maximum Plan Shares by one and one-half (1 1/2) shares of Stock with respect to each share of Stock issued pursuant to such Award. Shares of Stock shall not be deemed to have been granted pursuant to the Plan with respect to any portion of an Award that is settled in cash. The shares of Stock attributable to any portion of an Award that is forfeited, cancelled, expired, terminated or paid or settled in cash or otherwise without the issuance of shares of Stock for any reason without becoming vested, paid, exercised, converted or otherwise settled in full in shares of Stock will again be available for issuance under Section 3.2, provided, however, that shares of Stock subject to an Award under the Plan shall not again be available for issuance if such shares have been (a) tendered or withheld to pay the exercise price of Options or Stock Appreciation Rights, (b) withheld or remitted to satisfy tax withholding obligations on Awards, (c) repurchased by the Company using the cash proceeds received by the Company from the exercise of Options granted under the Plan, or (d) subject to a Stock Appreciation Right or Option settled in Stock and not issued upon net settlement or net exercise of the Stock Appreciation Right or Option. Shares of Stock available for Awards may consist, in whole or in part, of authorized, but unissued shares, treasury shares, or shares reacquired by the Company in any manner.

8

3.4 Administration of the Plan. The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers, employees, directors, and other service providers of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements or Award Program; to correct any defect or reconcile any inconsistency between the Plan and any Award Agreement or Award Program; and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform nor bound by any past practices and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). The Committee’s decisions are final and binding on all Participants.

3.5 Delegation. The Committee may authorize individuals other than its members to carry out its policies and directives subject to the limitations and guidelines set by the Committee, and may delegate its authority under the Plan, provided, however, the delegation of authority to grant Awards shall be limited to grants by the Chief Executive Officer of the Company to newly hired employees, or to respond to special recognition or retention needs, and any such grants shall be limited to eligible Participants who are not subject to Section 16 of the Exchange Act. The delegation of authority shall be limited as follows: (a) with respect to individuals who are subject to Section 16 of the Exchange Act, the authority to grant Awards, the selection for participation, decisions concerning the timing, pricing and amount of a grant or Award and authority to administer Awards shall not be delegated by the Committee; (b) the maximum number of Shares covered by Awards which may be granted by the Chief Executive Officer within any calendar year period shall not exceed Two Hundred Fifty Thousand (250,000); and (c) any delegation shall satisfy all applicable requirements of Rule 16b-3 of the Exchange Act, or any successor provision. Any individual to whom such authority is granted shall continue to be eligible to receive Awards under the Plan.

9

3.6 Limits on Incentive Stock Options. Up to one hundred percent (100%) of the shares of Stock reserved for issuance pursuant to Awards are permitted (but are not required) to be issued pursuant to Incentive Stock Options. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as at the date an Incentive Stock Option is granted) of stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Non-Qualified Stock Option(s).

ARTICLE 4. TERMS OF AWARDS

4.1 Terms and Conditions of All Awards.

(a) Number of Shares. The number of shares of Stock as to which an Award may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 3.2 as to the total number of shares available for grants under the Plan and subject to the limits in Sections 3.5 and 3.6.

(b) Award Agreement or Program. Each Award will be evidenced either by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other criteria, if any, that must be achieved as a condition to vesting or settlement of the Award, or be made subject to the terms of an Award Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other criteria, if any, that must be achieved as a condition to vesting or settlement of the Award. Notwithstanding the foregoing, with permissible exceptions for death, Disability, retirement, an involuntary termination of service, extraordinary corporate events such as a Change in Control, or other extenuating circumstance, as may be set forth by the applicable Award Agreement or Award Program or, in the absence of such provision, as the Committee may subsequently determine, whether evidenced by an Award Agreement or Award Program, each Award shall provide that vesting shall be conditioned upon the provision of a minimum period of service of no less than one (1) year, measured from the date of the Award’s grant or the satisfaction of performance criteria measured over a performance period of no less than one (1) year; provided, however, that up to five percent (5%) of the Maximum Plan Shares may be subject to Award Agreements and/or Award Programs without being subject to either such a vesting condition or performance criteria. Each Award Agreement or Award Program is subject to the terms of the Plan and any provisions contained in the Award Agreement or Award Program that are inconsistent with the Plan are null and void.

10

(c) Date of Grant. The date as of which an Award is granted will be the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares of Stock covered by the Award (or formula for determining the same), and has taken all such other actions necessary to complete the grant of the Award or such later date as may be specified in the approval of the Award.

(d) Tandem Awards. Any Award may be granted in connection with all or any portion of a previously or contemporaneously granted Award, subject to Section 3.2 and with consideration for any tax implications under Code Section 409A. Exercise or vesting of an Award granted in connection with another Award may result in a pro rata surrender or cancellation of any related Award, as specified in the applicable Award Agreement or Award Program.

(e) Non-Transferability. Awards and rights under Awards are not saleable, transferable, alienable or assignable except by will or by the laws of descent and distribution, and each Award and each Award and right under an Award is exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate, or if no legal representative has been appointed within ninety (90) days of the Participant’s death, by the person(s) taking under the laws of descent and distribution applicable to the Participant; provided, however, that the Committee may allow a Participant to designate a beneficiary or beneficiaries in the manner determined by the Committee to exercise the rights of a Participant with respect to an Award upon the death of a Participant; provided, further, the Committee may waive any of the provisions of this Section or provide otherwise as to any Awards other than Incentive Stock Options. A permitted beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant, shall be subject to all terms and conditions of the Plan and any Award Agreement or Award Program applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(f) Deferrals. The Committee may establish rules and procedures to permit or require a holder of an Award to defer recognition of taxable income upon the vesting or settlement of an Award with consideration for any tax implications under Code Section 409A, including the following rules:

(1) A Participant may elect to defer settlement of such an Award by making a valid, irrevocable election prior to: (i) six months before the end of the applicable performance period if it qualifies as “performance based compensation” (within the meaning of Code Section 409A), provided that such election is made before the amount of the compensation is readily ascertainable, or (ii) in any other case, thirty (30) days following the date of its grant, provided that the election is made at least twelve (12) months in advance of the earliest date on which the Award may otherwise vest (disregarding for this purpose any accelerated vesting that may occur as a result of death, a “disability” (within the meaning of Code Section 409A), or a “change in the ownership or effective control or in the ownership of a substantial portion of the assets of the corporation” (within the meaning of Code Section 409A)).

11

(2) A Participant may elect to have such Award settled at such time(s) or upon such event(s) as the Committee may allow provided such time((s) and event(s) are permitted pursuant to Code Section 409A.

(3) Notwithstanding the foregoing, with respect to a Participant who, as of the date of the Participant’s Separation from Service, is a “specified employee” within the meaning of Code Section 409A and the Treasury regulations and other guidance thereunder, any settlement of a deferred Award on account of the Participant’s Separation from Service may not be made earlier than six (6) months following such Participant’s Separation from Service, except that in the event of any Participant’s earlier death, such deferred Award shall be paid within thirty (30) days after the Company receives notice of the Participant’s death.

(4) The Committee is authorized to take such action as it deems necessary and reasonable to avoid the application of the additional tax described in Code Section 409A(a)(1)(B) to any Award deferred hereunder.

(5) Awards deferred pursuant to this Section 4.1(f) shall continue to be credited with the number of shares of Stock subject to the Award that are being deferred and shall be settled in the same form as provided for in the applicable Award Agreement or Award Program.

(g) Modifications after Grant. After the date of grant of an Award, the Committee may, in its sole discretion, modify the terms and conditions of an Award (including without limitation, accelerating vesting and/or the time for payment or exercise, or curtailing the period for exercise upon a Change in Control), except to the extent that such modification (i) would be inconsistent with other provisions of the Plan, (ii) would adversely affect the rights of a Participant under the Award in a manner not permitted by the Plan, or (iii) would be inconsistent with other provisions of the Plan; including any acceleration of the first twelve (12) months of a vesting or performance period, other than in accordance with Section 4.1(b).

(h) Offsets. In connection with the settlement of any Award, the Committee may reduce the amount of any settlement proceeds otherwise due the Participant by any then outstanding indebtedness owed by the Participant to the Company or any Affiliate; provided, however, that no offset shall be applied if the action would cause adverse tax consequences under Code Section 409A.

(i) Dividends and Dividend Equivalent Rights. In the case of dividends or Dividend Equivalent Rights granted with respect to shares of Stock subject to an Award Agreement or Award Program that is subject to vesting, based on the completion of a period of service, the achievement of Performance Goals or other performance criteria, and/or otherwise, such dividends or Dividend Equivalent Rights, as applicable, will not be paid until, and will be paid only to the extent, the Award becomes vested.

12

4.2 Terms and Conditions of Options. Each Option granted under the Plan must be evidenced by an Award Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Non-Qualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates (if any) representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s shareholders.

(a) Option Price. Subject to adjustment in accordance with Section 6.2 and the other provisions of this Section, the exercise price (the “Exercise Price”) per share of Stock purchasable under any Option must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value on the date the Option is granted.

(b) Option Term. Any Option granted to a Participant shall not be exercisable after the expiration of ten (10) years after the date the Option is granted; provided, however that any Incentive Stock Option granted to an Over 10% Owner shall not be exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Option shall be specified in the applicable Award Agreement, but shall not exceed ten (10) years after the date the Option is granted; provided, however, that if the term specified in an Award Agreement for a Non-Qualified Stock Option would otherwise expire during a period when trading in Stock is prohibited by law or the Company’s insider trading policy, then, subject to maintaining the Non-Qualified Stock Option’s exemption from Code Section 409A requirements, the term of the Non-Qualified Stock Option will be deemed to expire on the thirtieth (30th) day after expiration of the applicable prohibition, notwithstanding any contrary term in the Award Agreement.

(c) Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, cash or, if the Award Agreement provides:

(1) by delivery or deemed delivery to the Company of a number of shares of Stock owned by the Participant having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

13

(2) in a cashless exercise through a broker; or

(3) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a shareholder.

(d) Conditions to the Exercise of an Option. Each Option granted under the Plan is exercisable by the Participant or any other designated person, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement, subject to Section 4.1(g).

(e) Termination of Incentive Stock Option. With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year may be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of a particular Award, in which case, the Incentive Stock Option will be a Non-Qualified Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection, Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 4.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

(g) Substituting Stock Appreciation Rights. The Committee shall have the ability to substitute, without receiving Participant permission, Stock Appreciation Rights paid only in Stock (or Stock Appreciation Rights paid in Stock or cash at the Committee’s discretion) for outstanding Options; provided, the number of shares of Stock subject to the substituted Stock Appreciation Rights are the same as for the Options, the terms of the substituted Stock Appreciation Rights are the same as the terms for the Options and the difference between the Fair Market Value per share of the underlying Stock and the Threshold Price per share of the Stock Appreciation Rights is equal to the difference between the Fair Market Value per share of the underlying Stock and the Exercise Price per share of the Options. If, in the opinion of the Committee, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

14

(h) No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other option held by a Participant.

(i) No Repricing. Except as provided in Section 6.2, without the approval of the Company’s shareholders the Exercise Price of an Option may not be reduced, directly or indirectly, after the grant of the Option, including any surrender of the Option in consideration of, or in exchange for: (1) the grant of a new Option having an Exercise Price below that of the Option that was surrendered; (2) Stock; (3) cash; or (4) any other Award.

4.3 Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of Stock at the time of payment or exercise over (2) a specified or determinable price (the “Threshold Price”) which, in the case of a Stock Appreciation Right granted in connection with an Option, may not be less than the Exercise Price for that number of shares subject to that Option. Subject to adjustment in accordance with Section 6.2, the Threshold Price per share of Stock attributable to a Stock Appreciation Right must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Stock Appreciation Right is granted. A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled. Neither a Stock Appreciation Right nor the shares of Stock underlying a Stock Appreciation Right shall be eligible for dividends or Dividend Equivalent Rights.

(a) Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant the excess of (1) the Fair Market Value of the number of shares of Stock attributable to the Stock Appreciation Right over (2) the Threshold Price, in cash or shares of Stock (valued at Fair Market Value per share on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

(b) Stock Appreciation Right Term. Any Stock Appreciation Right granted to a Participant shall not be exercisable after the expiration of ten (10) years after the date the Stock Appreciation Right is granted; provided, however, that if the term specified in an Award Agreement for a Stock Appreciation Right would otherwise expire during a period when trading in Stock is prohibited by law or the Company’s insider trading policy, then subject to maintaining the Stock Appreciation Right’s exemption from Code Section 409A requirements, the term of the Stock Appreciation Right will be deemed to expire on the thirtieth (30th) day after expiration of the applicable prohibition, notwithstanding any contrary term in the Award Agreement. The term of any Stock Appreciation Right shall be specified in the applicable Award Agreement.

15

(c) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement, subject to Section 4.1(g).

(d) No Repricing or Buyouts. Except as provided in Section 6.2, without the approval of the Company’s shareholders, the price of a Stock Appreciation Right may not be reduced, directly or indirectly, after the grant of the Stock Appreciation Right, including any surrender of the Stock Appreciation Right in consideration of, or in exchange for: (1) the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered; (2) Stock; (3) cash, or (4) any other Award.

4.4 Terms and Conditions of Stock Awards. A Stock Award shall entitle a Participant to receive a designated number of shares of Stock. At the time of the grant, the Committee will determine the factors which will govern the number of the Stock Award, including, at the discretion of the Committee, any Performance Goals that must be satisfied as a condition to retention of the Award. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded, determined at the date of grant, in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

(a) Issuance. Stock Awards shall be issued by the Company in shares of Stock.

(b) Conditions. The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares of Stock, if any, will be as the Committee provides in the Award Agreement, and the certificate (if any) for such shares will bear evidence of any restrictions or conditions, subject to Section 4.1(g).

(c) Treatment of Dividends. Any dividends payable on Stock Awards issued and outstanding shall not be paid to the recipient Participant, if at all, any earlier than the date the underlying shares of Stock become earned and/or vested.

4.5 Terms and Conditions of Restricted Stock Units. Restricted Stock Units shall entitle the Participant to receive, at a specified future date or event, payment of a specified number, or a percentage or multiple of a specified number, of shares of Stock at the end of a specified period, or the cash value thereof. At the time of the grant, the Committee will determine the factors which will govern the number of the Restricted Stock Units so payable, including, at the discretion of the Committee, any Performance Goals that must be satisfied as a condition to payment. The Committee may provide for an alternative specified number, percentage or multiple under specified conditions.

16

(a) Payment. Payment in respect of Restricted Stock Units may be made by the Company in shares of Stock or in cash (valued at the Fair Market Value per share of Stock as of the date payment is owed) as provided in the applicable Award Agreement or Award Program, or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Payment. Each Restricted Stock Unit award granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program, subject to Section 4.1(g) and intended compliance with or exemption from Code Section 409A.

4.6 Terms and Conditions of Performance Unit Awards. A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount based, all or in part, upon achievement of Performance Goals. The Performance Unit Award shall be equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee, or (ii) a percentage or multiple of a specified amount determined by the Committee. At the time of the grant, the Committee must determine the base value of each unit; the number of units subject to a Performance Unit Award, the specified amount and the percentage or multiple of the specified amount, as may be applicable; and the Performance Goals applicable to the determination of the ultimate payment value of the Performance Unit Award. The Committee may provide for an alternative base value for each unit or an alternative percentage or multiple under certain specified conditions.

(a) Payment. Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value per share as of the date payment is owed) as provided in the applicable Award Agreement or Award Program or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Payment. Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program, subject to Section 4.1(g) and intended compliance with or exemption from Code Section 409A.

4.7 Terms and Conditions of Dividend Equivalent Rights. A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company shareholders of record during the period such rights are effective. Dividend Equivalent Rights may be granted in connection with other Awards but may not be granted in connection with an Option or a Stock Appreciation Right. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

(a) Payment. Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value per share on the date of payment or exercise) as provided in the Award Agreement or Award Program, or, in the absence of such provision, as the Committee may determine.

17

(b) Conditions to Payment. Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Award Agreement or Award Program, subject to Section 4.1(g) and intended compliance with or exemption from Code Section 409A.

4.8 Cash Awards. In addition to Dividend Equivalent Rights, the Committee may, at any time and in its discretion, grant to any Participant the right to receive a cash amount, at such time, in such amount and subject to such terms and conditions as determined by the Committee in its discretion.

ARTICLE 5. RESTRICTIONS ON STOCK

5.1 Escrow of Shares. Any shares of Stock issued under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a Stock certificate. If a Stock certificate is issued with respect to Restricted Stock, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. The Committee may require that such certificate will be held by a custodian designated by the Committee (the “Custodian”), who for the term specified in the applicable Award Agreement or Award Program, will have the full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement. During the period that shares of Stock remain subject to forfeiture, the Participant is entitled to all rights, except as provided in the applicable Award Agreement or Award Program, applicable to shares of Stock not so held.

5.2 Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan until such shares are vested except as provided in the Plan or the applicable Award Agreement or Award Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement or Award Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement or Award Program, and the shares so transferred will continue to be bound by the Plan and the applicable Award Agreement or Award Program.

ARTICLE 6. GENERAL PROVISIONS

6.1 Withholding. The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Award pursuant to such procedures as the Committee may establish. A Participant may pay the tax withholding obligation in cash, or, if the applicable Award Agreement or Award Program provides, a Participant may be permitted, or may be required, to have the tax withholding arising from exercise or payment of the Award satisfied by having the number of shares of Stock the Participant is to receive reduced by, or with respect to a Stock Award, by tendering back to the Company, a number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy the tax withholding obligation (after taking into account any withholding in cash required because only whole shares of Stock can be withheld or tendered), at tax withholding rates determined by the Company to be required, or in the Company’s sole discretion, permitted, but not in excess of the maximum statutory tax rates in the applicable jurisdiction.

18

6.2 Changes in Capitalization; Merger; Liquidation

.

(a) Equity Restructuring. The number and kind of shares of Stock reserved for the grant of Awards; the number and kind of shares of Stock reserved for issuance upon the exercise, settlement, or payment, as applicable, of each outstanding Dividend Equivalent Right, Option, Performance Unit Award, Restricted Stock Unit, and Stock Appreciation Right and upon vesting, settlement, or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option; the Threshold Price of each outstanding Stock Appreciation Right; the specified number and kind of shares of Stock to which each outstanding Dividend Equivalent Right, Option, Performance Unit Award, Restricted Stock Unit, Stock Appreciation Right and Stock Award pertains; and the total number of shares of Stock covered by Awards granted by the Chief Executive Officer in any calendar year, shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying an Award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

(b) Other Changes in Capital Structure. Notwithstanding any other provision of the Plan to the contrary, in the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a Change in Control, that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new awards by the Company or by a third party, the settlement of any Award in cash or cash equivalents, the acceleration of Awards, the removal of restrictions on outstanding Awards, other adjustments to outstanding Awards or the termination of outstanding Awards in exchange for the cash value, if any, determined in good faith by the Committee of the vested and/or unvested portion of the Awards, all as may be provided in the applicable Award Agreement or Award Program or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. The Committee may also use the Plan to assume awards not originally granted under the Plan. Any adjustment pursuant to this Section 6.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section may not otherwise diminish the then value of the Award.

(c) Substitution. Any adjustment described in this Section may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the shares of Stock that are subject to the Award.

(d) Plan is not a Limit on Company Powers. The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

6.3 Compliance with Code. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent. All Awards under the Plan are intended to be exempt from or in compliance with Code Section 409A and must be construed in such manner to effectuate that intent. If an Award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would cause an Award to fail to satisfy or be exempt from Code Section 409A, then unless the Committee provides otherwise, such Award, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result, and the related provisions of the Award Agreement, Award Program or Plan will be deemed modified, or, if necessary, suspended to comply with or be exempt from Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant. Notwithstanding anything in the Plan, an Award Agreement, an Award Program, or any other agreement (written or oral) to the contrary, if Participant is a “specified employee” (within the meaning of Code Section 409A) on the date of Separation from Service, any payments made with respect to such Separation from Service under any Award will be delayed to the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Code, and such payments or benefits will be paid or distributed to the Participant during the five-day period commencing on the earlier of: (i) the expiration of the six-month period measured from the date of the Participant’s Separation from Service, or (ii) the date of the Participant’s death. Upon the expiration of the applicable six-month period under Section 409A(a)(2)(B)(i) of the Code, all payments so deferred will be paid to the Participant (or the Participant’s estate, in the event of the Participant’s death) in a lump sum payment. Any remaining payments and benefits due under an Award will be paid as otherwise provided in an Award.

6.4 No Representations or Covenants. Although the Company may endeavor to structure an Award to receive favorable U.S. or foreign tax treatment (e.g., under Code Section 422) or to avoid adverse tax treatment (e.g., under Code Section 409A), the Company makes no representation or covenant to that effect, makes no representation or covenant that such tax treatment will apply and expressly disavows any covenant to maintain favorable tax treatment or avoid unfavorable tax treatment.

19

6.5 Right to Terminate Employment or Service. Nothing in the Plan or in any Award confers upon any Participant the right to continue as an employee, officer, director, or other service provider of the Company or any of its Affiliates or affects the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time.

6.6 Non-Alienation of Benefits. Other than as provided herein, no Award under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such Award may, prior to settlement and receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

6.7 Conditions and Restrictions upon Stock subject to Awards. The Committee may provide that shares of Stock issued under an Award shall be subject to such further restrictions, conditions and limitations as the Committee in its discretion may specify at the time of granting the Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant of any Shares issued under an Award, including without limitation: (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participants and holders of other Company equity compensation arrangements, (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers, and (d) provisions requiring shares of Stock to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

6.8 Compliance with Laws. The granting of awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company’s securities are listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan before:

(a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) completion of any registration or other qualification of the shares of Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20

6.9 Restrictions on Delivery and Sale of Shares; Legends. Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

6.10 Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

6.11 Clawback. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement. In addition, each Award shall be subject to forfeiture to the extent provided in any applicable clawback policy adopted by the Company or otherwise required pursuant to applicable law.

6.12 Awards to Non-U.S. Employees. The Committee shall have the power and authority to determine which Affiliates shall be covered by the Plan and which employees outside the U.S. shall be eligible to participate in the Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability or retirement or on Termination of Employment; available methods or exercise or settlement of an award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificate or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

21

6.13 Indemnification. Subject to requirements of New Jersey law, each person who is or shall have been a member of the Board of Directors, or a committee appointed by the Board of Directors, or an officer of the Company to whom authority was delegated in accordance with Section 3.5, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against him, provided such person such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability, or expense is a result of such person’s own willful misconduct or except as expressly provided by Delaware law. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

6.14 Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without shareholder approval; provided, however, that the Board of Directors (a) may condition any amendment on the approval of shareholders of the Company if such approval is necessary or advisable with respect to tax, securities, stock exchange rules, or other applicable laws, and (b) shall obtain shareholder approval for any amendment to the Plan that, except as provided in Section 6.2, increases the number of shares of Stock available under the Plan, materially expands the classes of individuals eligible to receive Awards, materially expands the type of awards available under the Plan, or would otherwise require shareholder approval under the rules of the applicable stock exchange. No such termination or amendment without the consent of the holder of an Award may adversely affect the rights of the Participant under such Award. Any termination of the Plan involving the accelerated settlement of Awards subject to the provisions of Code Section 409A shall be effected in accordance with the requirements of Code Section 409A, including Treasury Regulation Section 1.409A-3(j)(4)(ix) or any successor guidance.

6.15 Shareholder Approval. The Plan must be submitted to the shareholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company.

6.16 Choice of Law. The laws of the State of New Jersey shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict or choice of laws that might otherwise refer to the laws of another jurisdiction.

22

6.17 Effective Date of Plan. The Plan will become effective June 3, 2021, the date of annual meeting of the Company’s shareholders (the “Effective Date”), subject to approval of the Plan by the Company’s shareholders.

WIRELESS TELECOM GROUP, INC.

By:	/s/ Michael Kandell
Title:	Chief Financial Officer

23